Exhibit 99.2

WISeSat.Space, a Space Technology Company, Closes Business Combination with Columbus Acquisition Corporation

WISeSat.Space Ordinary Shares to Begin Trading on Nasdaq on October 2

Listing Marks a New Chapter in the Company’s Mission to Bring Cybersecurity to Space and Deliver Trusted Satellite Connectivity

WISeSat.Space to Celebrate Milestone with Nasdaq Opening Bell Ceremony on October 9

GENEVA, Switzerland, October 2, 2026 -- WISeSat.Space Holdings Corp. (Nasdaq: SAIQ) (“WISeSat.Space”), a space technology company focused on PQC secure satellite communications and Internet of Things connectivity, announced on October 1, 2026 that it completed on that date its previously announced business combination (“Business Combination”) with Columbus Acquisition Corp (“CAC”), a publicly traded special purpose acquisition company. The Business Combination was approved by CAC’s shareholders at an extraordinary general meeting held on September 30, 2026. Effective today, October 2, 2026, WISeSat.Space’s ordinary shares will begin trading on Nasdaq under the ticker symbol “SAIQ”.

To celebrate this achievement, Carlos Moreira, Founder, Chairman and CEO of WISeSat.Space and its parent company, WISeQey Corp (“WISeQey”), is scheduled to ring the Nasdaq Opening Bell ceremony on Friday, October 9, 2026, at Nasdaq MarketSite in New York City’s Times Square.

The Nasdaq listing supports the Company’s ambition to expand its space infrastructure while leveraging WISeQey’s expertise in cybersecurity, digital identity and secure semiconductors. WISeSat.Space’s mission is to extend trusted connectivity beyond terrestrial networks, enabling connected devices to communicate securely through satellite infrastructure.

“Nasdaq listing represents an extraordinary milestone for WISeSat.Space and for everyone who has contributed to this journey,” said Mr. Moreira. “I want to thank our employees, management team, technology partners, advisors, investors and all those whose dedication has made this achievement possible. Their commitment has helped turn our vision of bringing cybersecurity to space into a growing business.”

Mr. Moreira continued: “As more devices and essential services rely on satellite connectivity, trust and PQC security must be built into the infrastructure from the outset. Our ambition is to combine satellite communications with digital identity, secure chips and post-quantum technologies to help protect data from the connected device to the space network. This listing opens a new chapter in advancing that mission.”

Bringing Cybersecurity to Space

WISeSat.Space has deployed satellites into orbit since 2024 and is developing satellite connectivity designed to support secure communications for connected devices, including applications in remote monitoring, logistics, defense, and infrastructure management.

Working within the WISeKey technology ecosystem, including collaboration with it sister company SEALSQ Corp (Nasdaq: LAES), the Company aims to integrate hardware-based security, device authentication and post-quantum protection into its satellite communications architecture. These capabilities are intended to help address both today’s cybersecurity threats and the evolving risks associated with future quantum computing.

Nasdaq Opening Bell Ceremony

The celebration is currently scheduled to take place on Friday, October 9, 2026, with the Nasdaq Opening Bell at 9:30 a.m. Eastern Time / 3:30 p.m. Swiss time.

The ceremony will recognize the teams and partners behind WISeSat.Space’s development and its mission to build trusted connectivity for an increasingly connected world.

Advisors

Maxim Group LLC served as WISeSat.Space’s financial advisor. Ellenoff Grossman & Schole LLP represented WISeSat.Space as legal counsel and Harney Westwood & Riegels (BVI) LP represented WISeSat.Space as British Virgin Islands legal counsel. Loeb & Loeb LLP represented CAC as legal counsel and Ogier represented CAC as Cayman legal counsel. The Equity Group, Inc., served as WISeSat’s strategic communications advisor.

About WISeSat.Space

WISeSat.Space Holdings Corp. is a space technology company focused on secure satellite communications for Internet of Things applications. Its approach combines satellite infrastructure with cybersecurity and digital identity technologies to support trusted communications between connected devices and ground-based systems.

Forward-Looking Statements

This communication expressly or implicitly contains certain forward-looking statements concerning WISeSat.Space and its businesses. Forward-looking statements include statements regarding our business strategy, financial performance, results of operations, market data, events or developments that we expect or anticipate will occur in the future, as well as any other statements which are not historical facts. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include WISeSat.Space’s ability to continue beneficial transactions with material parties, including a limited number of significant customers; market demand and semiconductor industry conditions; and the risks discussed in WISeSat.Space’s filings with the SEC. Risks and uncertainties are further described in reports filed by WISeSat.Space with the SEC.

WISeSat.Space is providing this communication as of this date and does not undertake to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

CONTACTS

WISeSat:

Carlos Moreira

Chairman & CEO

Tel: +41 22 594 3000

info@wisesat.com

WISeSat Investor Relations:

The Equity Group Inc.

Lena Cati

Tel: +1 212 836-9611

Lena.cati@theequitygroup.com

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